AMENDED EMPLOYMENT CONTRACT


            AMENDED EMPLOYMENT CONTRACT ("Contract") dated as of May 1, 2000, among WILLCOX & GIBBS, INC. ("Willcox & Gibbs"), a Delaware corporation, and WG APPAREL, INC. ("WG Apparel"), a Delaware corporation, and LEADTEC SYSTEMS, INC. ("Leadtec"), a Delaware corporation (collectively "WG" or "Employer"), both of whose business address is 900 Milik Street, Carteret, New Jersey, and JACK KLASKY ("Employee"), whose address is 6800 Owensmouth Avenue, Canoga Park, California 91303.

            WG desires to engage Employee to perform services as an executive officer of WG and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

            Accordingly, WG and Employee agree as follows:

      1.    TERM.

            Subject to the terms hereof, the term of this Contract shall commence as of the Effective Date (as defined in the "Plan") of the Joint Plan of Reorganization of Willcox & Gibbs, Inc. and Certain Subsidiaries dated as of December 22, 1999, as the same may be amended prior to confirmation ("Plan"), and shall continue for a term of one year, and shall be renewed for successive one-year terms (all of which shall be referred to as the "Employment Period") unless either party provides written notice of nonrenewal no less than 90 days from the expiration of any term. This Contract amends and restates in full that certain Employment Contract between WG Apparel, WG Leadtec of Delaware, Inc., and Jack Klasky dated June 27, 1994 (the "Original Contract") by replacing the Original Contract with the Contract.

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      2.    NATURE OF SERVICES.

            During the Employment Period, Employee shall be employed by WG as Vice President of Willcox & Gibbs and WG Apparel and as President of Leadtec (the "Position"). Employee shall be subject to the policy direction of the Boards of Directors of Willcox & Gibbs, WG Apparel, and Leadtec (the "Boards"). He shall oversee all aspects of the operation of WG's business consistent with the Position, and shall perform such responsibilities and duties consistent with the Position as may reasonably be requested of him, from time to time, by the Boards.

      3.    EMPLOYEE OBLIGATIONS.

            Employee shall devote substantially all his business time and efforts to the performance of his duties under this Contract and shall observe faithfully and carry out all of the duties and responsibilities customarily owed by an employee to his employer.

      4.    SALARY.

            Employee's salary during the Employment Period shall be fixed from time to time by the Boards, but shall not be less than $180,000 per annum, payable in equal installments no less frequently than monthly.

      5.    INCENTIVE COMPENSATION.

            Employee shall be entitled to receive Incentive Compensation during the Employment Period pursuant to WG's Incentive Compensation Plan for Key Employees ("WG Plan"). In accordance with the terms of the WG Plan, incentive compensation awards will be paid, if at all, no later than March 31 following the end of each year,

      6.    EXPENSES; VACATIONS; FRINGE BENEFITS.

            During  the  Employment   Period,   Employee   shall  receive:   (i)
reimbursement  for  travel,  entertainment  and other  expenses  incurred in the

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performance of his duties in accordance with WG's standard policies as in effect from time to time; (ii) vacations with pay in accordance with WG's regular procedures governing executives, but no less than four weeks per year; (iii) participation in such employee compensation, pension, health, welfare and fringe benefit plans and programs as from time to time may be extended generally to WG executives, provided that the medical and hospital insurance benefits extended to Employee shall be at least equal to those benefits provided to him prior to the effective date of this Contract; (iv) participation in WG's Supplemental Death and Retirement Plan; (v) use of an automobile comparable to that presently being used by WG executives; and (vi) such additional compensation, in the form of incentive compensation or otherwise, and such participation in WG stock option, stock award, stock purchase or other stock plans, as the Boards may from time to time provide.

      7.    NON-COMPETITION.

            During the Employment Period and for a period of one year after the end of the Employment Period, Employee shall not personally conduct or participate in any activity which is directly competitive with the business of WG or any subsidiary or other affiliate thereof or any successor to or assign of the rights of WG or any subsidiary or affiliate thereof, either in the United States or in any area outside the United States where such businesses are now conducted. Notwithstanding the foregoing, Employee shall be permitted to own an interest in any public company which is engaged in such activity, provided Employee is not part of any control group of such company and Employee's ownership interest in such company is less than five percent (5%). Employee acknowledges that the restrictions, prohibitions and other provisions of this
Section 7 are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of WG and are a material inducement to WG to enter into this Contract. It is the intention of the parties hereto that the restrictions contained in this paragraph be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court

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of competent  jurisdiction  shall  determine  that any portion of the  foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable.

      8.    PATENTS; INVENTIONS.

            All of Employee's interest in patents, patent applications, inventions, technological innovations, copyrights, developments and processes now or hereafter during the Employment Period owned or developed by Employee relating to the business of WG or any subsidiary or other affiliate shall belong to WG; and without further compensation, but at WG's expense, forthwith upon request of WG, Employee shall execute any and all such assignments and other documents and take any and all such other action as WG may reasonably request in order to vest in WG all Employee's right, title and interest in and to such patents, patent applications, inventions, technological innovations, copyrights, developments or processes, free and clear of liens, charges and encumbrances.

      9.    CONFIDENTIAL INFORMATION.

            All confidential information which Employee may now have or may obtain during the Employment Period relating to the business of WG or any subsidiary or other affiliate of WG shall not be disclosed to any other persons either during or after the termination of the Employment Period without the prior written permission of WG, and Employee shall return all tangible evidence of such confidential information to WG prior to or at the termination of the Employment Period. Such information shall not include any information otherwise publicly known.

      10.   TERMINATION.

            (a) VOLUNTARY TERMINATION. Employee may leave the employ of WG at any time during the Employment Period for any reason; provided, however, that

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Employee  shall  provide WG with at least 30 days prior  written  notice of such voluntary termination and continue to perform his duties during the 30-day notice period. If Employee voluntarily terminates his employment, Employer shall pay Employee's salary until the end of the 30-day notice period and shall pay a portion of the Incentive Compensation to which Employee would have been entitled for the calendar year in which such termination is effective, pro-rated to the effective date of such termination. Employer shall have no further obligation to pay any other compensation or provide any other benefits other than those to which Employee may be entitled pursuant to WG's plans and programs in effect at that time; provided, however, that any medical and hospital insurance benefits to which Employee may be entitled shall be at least at the same level as required under clause (iii) of Section 6 hereof.

            (b) TERMINATION WITH CAUSE. WG may terminate Employee's employment for Cause at any time. "Cause" shall mean any one or more of the following: (i) Employee's conviction of any Crime (as that term is defined herein), or a pleading of "no contest" or guilty to such a Crime; (ii) Employee engaging in intentional fraud or embezzlement against WG; or (iii) Employee's material breach of any provision of this Contract, provided that if the act constituting Cause is a material breach of any provision of this Contract (and is not also described in clause (i) or (ii) of this sentence), then no such breach shall be considered to be "Cause" if Employee cures such breach within thirty days from the time Employee is given notice thereof. If Employee's employment is terminated for Cause, Employer shall pay Employee's salary until the effective date of termination of employment. Employer shall have no further obligation to pay any other compensation or provide any other benefits other than those to which Employee may be entitled pursuant to WG's plans and programs in effect at that time; provided, however, that any medical and hospital insurance benefits

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to which  Employee  may be  entitled  shall  be at  least  at the same  level as required under clause (iii) of Section 6 hereof. For purposes of this Contract, "Crime" shall mean: (i) any first, second or third degree offense under the New Jersey Code of Criminal Justice (the "NJCCJ"); or (ii) any felony under Title 18 of United States Code; or (iii) an offense against a jurisdiction other than New Jersey or the United States equivalent in kind and punishment to those identified in clauses (i) or (ii) of this sentence.

            (c) TERMINATION WITHOUT CAUSE. WG may terminate Employee's employment without Cause at any time with 90 days' prior written notice. Any Termination without Cause shall be effective only upon expiration of the 90-day notice period. During the 90-day notice period, Employer shall continue paying Employee's salary, and at the sole discretion of WG, Employee may continue to perform the duties of the Position or he may cease performing such duties. At the end of such 90-day notice period, Employer shall pay a portion of the Incentive Compensation to which Employee would have been entitled for the calendar year in which such termination is effective, pro-rated to the effective date of such Termination without Cause. No later than 30 days from the effective date of any such Termination without Cause, WG shall provide Employee with a lump sum severance payment equal to one year's salary at the rate then in effect minus any applicable withholding taxes. In addition, for a period of one year after the effective date of such Termination without Cause, WG shall continue to provide or pay: (a) the applicable premiums for all employee health, welfare and fringe benefits provided to Employee under clause (iii) of Section 6 hereof prior to the effective date of such Termination without Cause, and (b) the use of an automobile pursuant to clause (v) of Section 6 hereof. The benefits provided under clauses (a) and (b) of the previous sentence shall be at the same level of coverage in effect on the Effective Date and in accordance with the

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same terms as those that would have  applied  but for such  Termination  without
Cause. Upon the expiration of such one-year period, Employee shall be entitled to elect continuation health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Employer shall have no further obligation to pay any other compensation or provide any benefits other than those to which Employee may be entitled pursuant to WG's plans and programs in effect on the effective date of any Termination without Cause; provided, however, that any medical and hospital insurance benefits to which Employee may be entitled, during both the one-year period after Termination without Cause and during the COBRA period, shall be at least at the same level as required under clause (iii) of Section 6 hereof.

            (d) DEATH OR  DISABILITY.  In the event of  Employee's  death,  this
Contract and all of WG's obligations pursuant hereto shall terminate without notice. In the event of Employee's disability that prevents his performance of the duties and obligations set forth in this Contract with or without reasonable accommodation for a period of 180 consecutive or nonconsecutive days in any 12-month period, WG may terminate his employment upon 30 days' prior written notice. In the event of termination due to death or disability, Employer shall pay Employee's salary until the date of termination, and Employer shall pay a portion of the Incentive Compensation to which Employee would have been entitled for the calendar year in which such termination is effective, pro-rated to the effective date of such termination. Employer shall have no further obligation to pay any other compensation or provide any other benefits other than those to which Employee may be entitled pursuant to WG's plans and programs in effect at that time; provided, however, that any medical and hospital insurance benefits to which Employee may be entitled shall be at least at the same level as required under clause (iii) of Section 6 hereof.

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            (e)  COMPENSATION  UPON  NONRENEWAL.  In the event Employer does not renew this Contract pursuant to Section 1 hereof, Employer shall continue paying Employee's salary until the end of the term and Employer shall pay Employee a portion of the Incentive Compensation to which Employee would have been entitled for the calendar year in which such termination is effective, pro-rated to the effective date of such termination. No later than 30 days from the expiration of the term without renewal, WG shall provide Employee with a lump sum severance payment equal to one year's salary at the rate then in effect. Employer shall have no further obligation to pay any other compensation or provide any other benefits other than those to which Employee may be entitled pursuant to WG's plans and programs in effect at that time provided, however, that any medical and hospital insurance benefits to which Employee may be entitled shall be at least at the same level as required under clause (iii) of Section 6 hereof.

      11.   ENTIRE AGREEMENT; SEVERABILITY.

            This Contract sets forth the entire understanding of the parties with respect to the subject matter herein and may be modified only by a written instrument duly executed by each party. The invalidity or unenforceability of any provision of this Contract shall not affect the validity or enforceability of any other provision.

      12.   NOTICES.

            Any notice or other communication required or permitted to be given hereunder shall be in writing and mailed by registered mail, return receipt requested, or delivered against receipt to the party to which it is to be given at the address of such party first above set forth or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12. Any notice or other communication mailed by registered mail shall be deemed received three days after mailing.

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      13.   ASSIGNMENT.

            In the event of a future disposition or transfer of all or substantially all of the properties or business of WG, by merger, consolidation, sale of stock or assets or otherwise, a condition of such disposition or transfer shall be the assignment of this Contract and all of its rights and obligations hereunder to the transferee or surviving entity. Such entity shall assume in writing all of the obligations of WG hereunder; provided, however, that WG shall remain liable for the performance of its obligations hereunder in the event of any failure by the transferee or surviving entity to perform its obligations. Employee's rights under this Contract shall not be transferable by assignment or otherwise, shall not be subject to commutation or encumbrance and shall not be subject to the claims of Employee's creditors.

      14.   BINDING EFFECT; INUREMENT.

            This Contract shall be binding upon and inure to the benefit of WG and its successors and those who are its assigns under Section 13.

      15.   GOVERNING LAW.

            This Contract shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws. Any action to enforce the terms of this Contract shall be brought in the state or federal courts in the State of New Jersey.


                           - SIGNATURE PAGE FOLLOWS -

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            IN WITNESS WHEREOF,  the parties have duly executed this Contract as of the date first above written.

                                    WILLCOX & GIBBS, INC.



                                    By:______________________________

                                    WG APPAREL, INC.



                                    By:______________________________

                                    JOHN K. ZIEGLER, SR.



                                    LEADTEC SYSTEMS, INC.



                                    By:______________________________

                                    JOHN K. ZIEGLER, SR.



                                    _________________________________

                                    JACK KLASKY